UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K/A
(Amendment No.1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)                                                                               December 30, 2011

CHINA EDUCATION INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-53247	20-4854568
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 E Linton Blvd. Suite 401A, Delray Beach, Florida	33483
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:	(561) 266-3059

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPANATORY NOTE

On January 6, 2012, China Education International, Inc.(“we “us” “our” the “Company”) filed a Current Report on Form 8-K (the “Form 8-K”) related to a series of agreements we entered into with Peng Tuo Information Technology Co., Ltd. (“PTIT”) and its shareholders. This Amendment No.1 to the Form 8-K is filed to provide a correction to the description of the Agreements which failed to state that completion of the transaction was subject to an audit of PTIT for the current and past periods in accordance with U.S. generally accepted accounting principles consistently applied (“U.S. GAAP”) in a form acceptable to the Company.

Item 1.01.                      Entry into a Material Definitive Agreement.
Item 3.02.                      Unregistered Sales of Equity Securities.

On December 30, 2011, China Education International, Inc.’s (“we”, “us”, or “ours”) subsidiaries, China Education Schools, Ltd. (“China Education”) and Hangzhou Kunjiang Education and Technology Co., Ltd. (“Hangzhou Technology”) entered into a series of agreements with Peng Tuo Information Technology Co. Ltd., a private education company organized and duly authorized in China, located at Number 467, West Wenshan Road, Suite 117, Hangzhou, Zhejiang Province, China (“PTIT”), and its shareholders, which, upon the effective date, will permit us to operate PTIT and the right to purchase all of its equity interests from its shareholders as summarized below (the “PTIT Agreements”). The Option Agreement, Call Option Agreement and Exclusive Cooperation Agreement discussed below were amended on March 28, 2012 and March 29, 2012 to clarify that these agreements would become effective on the date when PTIT provides China Education PTIT’s audited financial statements for the fiscal years ended December 31, 2011 and 2010 and unaudited financial statements for any completed three month period as of the date such financial statements are provided to China Education, all of which shall be prepared in accordance with generally accepted accounting principles consitently applied (“USGAAP”) (the “PTIT Financial Statements”).  The parties to the PTIT Agreements further agreed that the PTIT Financial Statements will be provided to China Education no later than June 15, 2012 and that such financial statements shall be reasonably acceptable to China Education.

Established in 2011, PTIT provides educational services for schools and students within China, either directly or indirectly.  PTIT projects that it will provide educational services for approximately 4,500 students during 2012.

Due to Chinese regulatory restrictions on foreign investments in Chinese companies, we conduct our business in China through contractual arrangements which make up PTIT Agreements among China Education, Hangzhou Technology, and PTIT. After completion of the transaction on the effective date, PTIT will be treated as a variable interest entity in which China Education does have direct or controlling equity interest but whose historical financial results will be consolidated in our financial statements in accordance with U.S. generally accepted accounting principles ("U.S. GAAP").  The PTIT Agreements include the following:

Exclusive Cooperation Agreement.  Pursuant to the exclusive cooperation agreement between Hangzhou Technology and PTIT, Hangzhou Technology will have the exclusive right to provide to PTIT technical and systems support, marketing consulting services, training for technical personnel and technical consulting services and to lend PTIT funds from its fees under this agreement.  As payment for these services, PTIT has agreed to pay Hangzhou Technology a service fee equal to 90% PTIT’s pre-tax profit. The initial term of this agreement is 20 years from the effective date and the term can be renewed upon expiration by mutual agreement of the parties. Hangzhou Technology has the unilateral right to adjust the level of the service fee based on the level of operations at PTIT.  The agreement can be terminated by mutual agreement, by written notice from the non-breaching party upon a breaching party’s failure to cure its breach, or by either party’s written notice upon non-performance of the agreement for 30 days as a result of any force majeure.

Share Pledge Agreement.    Pursuant to the share pledge agreement among Hangzhou Technology and Mr. Tang Weijiao and Mrs. Cao Xiaoya, who together own 100% of the equity of PTIT (the “Founders”), the Founders pledged all of their equity interest in PTIT to Hangzhou Technology to secure the performance of PTIT under the Exclusive Cooperation Agreement. The Founders also agreed not to transfer, dispose of or otherwise directly or indirectly create any encumbrance over their equity interest in PTIT, or take any actions that may reduce the value of the Founders’ interest in PTIT without the prior written consent of Hangzhou Technology.

    Power of Attorney.    Pursuant to the power of attorney, the Founders irrevocably entrusted all the rights to exercise their voting power of PTIT to China Education for an indefinite period of time.

Option Agreement. Pursuant to an agreement entered into between the Founders and Crown Union Resources Limited, a British Virgin Islands company (“Crown Union”), the Founders have a two year right to acquire up to 3,600,000 shares of our unregistered common stock (the “Acquisition Shares”) from Crown Union, upon the occurrence of the conditions described below (the “Option Agreement”).  The Acquisition Shares will be issued to Crown Union by us in consideration for the PTIT Agreements upon the effective date of the PTIT Agreements.

Condition	Number of Shares which may be acquired
Entry by the Founders into the PTIT Agreements, and PTIT provides China Education PTIT’s Financial Statements.	1,800,000

PTIT achieving not less than $5,000,000 in Gross Revenues, as determined under US GAAP for any consecutive 12 months during the period from January 1, 2012 through December 31, 2013.	900,000

PTIT achieving not less than $3,000,000 in pre-tax profits, as determined under US GAAP for any consecutive 12 months during the period from January 1, 2012 through December 31, 2013.	900,000

The purpose of the Option Agreement is to facilitate compliance with Chinese laws which regulate the acquisition of Chinese companies by non-Chinese entities.

Upon the effective date of the PTIT Agreements, we will issue Crown Union a total of 3,600,000 shares of our unregistered common stock under the terms of the Option Agreement, valued at approximately $6,480,000 based on the last quoted closing price of our common stock on December 28, 2011. The number of Acquisition Shares the Founder may purchase from Crown Union was determined based on the projected income of PTIT for the 12 month period commencing on January 1, 2012 which amount is $3,000,000 (the “Income Target”). The number of Acquisition Shares shall be reduced by 1 share for each $1.00 that the Income Target exceeds the actual income for PTIT during the highest actual income producing for any single 12 month consecutive period, during the period from January 1, 2012 through December 31, 2013 as computed in accordance with US GAAP, and the number of Acquisition Shares so reduced shall be returned to China Education for cancellation.

The proposed issuance of the shares by us to Crown Union will be issued pursuant to an exemption from registration under the Securities Act of 1933 in reliance on an exemption provided by Section 4(2) of that act. The recipient is an accredited or otherwise sophisticated investor who had such knowledge and experience in business matters and was capable of evaluating the merits and risks of the prospective investment in our securities. In addition, the recipient had access to business and financial information concerning our company.

Call Option Agreement.    Pursuant to the call option agreement between China Education and the shareholders of PTIT (the “Founders”), China Education or its designee has an option to purchase from the Founders, to the extent permitted under the laws of the Peoples Republic of China, all or part of their 100% equity interest in PTIT (the “Equity Interest”) in one or more installments.  As payment for the rights under the Call Option Agreement, the Founders agreed that China Education shall have the right to offset the value of any other consideration they are entitled to receive in connection with this and its related agreements against the transfer price for the Equity Interest to the fullest extent permitted by Chinese law, and China Education and any third party designated by China Education shall not be required to make any cash payment to the Founders separately. We have sole discretion to decide when to exercise the option, whether in part or in full. Currently, we do not expect to exercise such option in the foreseeable future.

The description of the PTIT Agreements included in this report is qualified in its entirety by reference to the Exclusive Cooperation Agreement, the Share Pledge Agreement, the Power of Attorney, the Option Agreement and the Call Option Agreement which are attached hereto as exhibits 10.1, 10.2, 10.3 and 10.4, respectively, to the Form 8-K and the amendments to those agreements included as exhibits to this report.

Item 7.01  Regulation FD Disclosure.

On April 2, 2012, we issued a press release to correct our December 30, 2011 press release announcing PTIT Agreements.  A copy of this press release is included as Exhibit 99.1 to this report.

Pursuant to General Instruction B.2 of Form 8-K, the information in this Item 7.01 of Form 8-K, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise be subject to the liabilities of that section, nor is it incorporated by reference into any filing of China Education International, Inc. under the Securities Act of 1933 or the Securities Exchange Act of 1934, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Item 9.01.  Financial Statements and Exhibits.

(d)           Exhibits

Exhibit No.	Description of Exhibit
10.1
Exclusive Cooperation Agreement dated December 30, 2011 between Hangzhou Kunjiang Education Technology Co., Ltd. and Peng Tuo Information Technology Co. Ltd. (Incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed on January 6, 2012.)

10.2
Share Pledge Agreement dated December 30, 2011 between Hangzhou Kunjiang Education Technology Co., Ltd. and Mr.Tang Weijiao and Mrs. Cao Xiaoya. (Incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K filed on January 6, 2012.)

10.3
Power of Attorney dated December 30, 2011 between China Education Schools Co., Mr. Tang Weijiao, and Mrs. Cao Xiaoya. (Incorporated by reference to Exhibit 10.3 to the Current Report on Form 8-K filed on January 6, 2012.)

10.4
Option Agreement dated December 30, 2011 between Crown Union Resources Limited and Mr. Tang Weijian, Mrs. Cao Xiaoya, and China Education International, as Collateral Agent. (Incorporated by reference to Exhibit 10.4 to the Current Report on Form 8-K filed on January 6, 2012.)

10.5
Call Option Agreement dated December 30, 2011 between., Mr. Tang Weijian, Mrs. Cao Xiaoya  and China Education Schools Co., Ltd. (Incorporated by reference to Exhibit 10.5 to the Current Report on Form 8-K filed on January 6, 2012.)

10.6*	Amendment dated March 28, 2012 to Exclusive Cooperation Agreement dated December 30, 2011 between Hangzhou Kunjiang Education Technology Co., Ltd. and Peng Tuo Information Technology Co. Ltd.
10.7*
Amendment dated March 29, 2012 to Option Agreement dated December 30, 2011 between Crown Union Resources Limited and Mr. Tang Weijian, Mrs. Cao Xiaoya, and China Education International, as Collateral Agent.

10.8*	Amendment dated March 29, 2012 to Call Option Agreement dated December 30, 2011 between., Mr. Tang Weijian, Mrs. Cao Xiaoya and China Education Schools Co., Ltd.
99.1*	Press release of China Education International, Inc. dated April 2, 2012 regarding Peng Tuo Information Technology Co. Ltd.

* Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINA EDUCATION INTERNATIONAL, INC.

Date: April 2, 2012	By: /s/ Joel Mason
Joel Mason, Chief Executive Officer